Exhibit 10.5

RESTRICTED SHARE UNIT AWARD AGREEMENT
FOR COMPANY EMPLOYEES
UNDER BEIGENE, LTD.
2018 INDUCEMENT EQUITY PLAN

Name of Grantee:	_______________________________________________

No. of Restricted Share Units:	_______________________________

Grant Date:	_______________________________

Pursuant to the BeiGene, Ltd. 2018 Inducement Equity Plan as amended through the date of grant (the “Plan”), BeiGene, Ltd., an exempted company incorporated in the Cayman Islands with limited liability, (the “Company”) hereby grants an award of the number of Restricted Share Units listed above (an “Award”) to the Grantee named above.  Each Restricted Share Unit shall relate to one ordinary share, par value US$0.0001 per share (the “Ordinary Shares”) of the Company.  The Ordinary Shares may be represented by American Depositary Shares (“ADSs”), and each ADS represents 13 Ordinary Shares. References herein to the issuance of Ordinary Shares shall also refer to the issuance of ADSs on the same basis of one ADS for every 13 Ordinary Shares.  This Award has been granted as an inducement pursuant to Rule 5635(c)(4) of the Marketplace Rules of the Nasdaq Stock Market, Inc.  Capitalized terms in this Restricted Share Unit Award Agreement for Company Employees (this “Agreement”) shall have the meaning specified in the Plan, unless defined differently herein.

1.     Restrictions on Transfer of Award.  This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Ordinary Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Share Units have vested as provided in Paragraph 2 of this Agreement and (ii) Ordinary Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.     Vesting of Restricted Share Units.  The restrictions and conditions of Paragraph 1 of this Agreement shall lapse on the date(s) specified in the following schedule (the “Vesting Date”) so long as the Grantee has served continuously as an employee of the Company or a Subsidiary on such dates.  If a series of Vesting Dates is specified, then the restrictions and conditions in Paragraph 1 shall lapse only with respect to the number of Restricted Share Units specified as vested on such date.

Incremental Number of Restricted Share Units Vested	Vesting Date

_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________

In determining the number of vested Restricted Share Units at the time of any vesting, the number of Ordinary Shares shall be rounded down to the nearest whole ADS or the nearest increment of 13 Ordinary Shares.

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.     Termination of Employment.  If the Grantee’s employment with the Company and its Subsidiaries terminates for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Share Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Share Units.

4.     Issuance of Ordinary Shares.  As soon as practicable following each Vesting Date (but in no event later than two and one-half (2.5) months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of Ordinary Shares equal to the aggregate number of Restricted Share Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a shareholder of the Company with respect to such Ordinary Shares.

5.     Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Administrator set forth in Section 2(b) of the Plan.

6.     Tax Withholding.  The Grantee shall, not later than the date as of which the receipt of this Award becomes a taxable event for any applicable income, employment or other tax purposes, pay to the Company or any Subsidiary or make arrangements satisfactory to the Administrator for payment of any taxes required by law to be withheld on account of such taxable event.  To satisfy in full such tax withholding obligation, Grantee hereby authorizes the Company to, and the Company shall, withhold from Ordinary Shares to be issued hereunder that number of Ordinary Shares that would satisfy the required tax withholding amount due and to sell such Ordinary Shares through a broker of the Company’s choosing (i.e., “mandatory sell to cover”). As of the date hereof, Grantee certifies that this Agreement is entered into in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, or any other securities laws. While this Agreement is in effect, Grantee agrees (i) not to enter into or alter any corresponding or hedging transaction or position with respect to the securities covered by this Agreement (including, without limitation, with respect to any securities convertible or exchangeable into Ordinary Shares) and (ii) not to attempt to exercise any influence over how, when or whether to effect the withholding and sale of Ordinary Shares pursuant to this Section 6.

7.     Section 409A of the Code.  This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.     No Obligation to Continue Employment.  Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Grantee at any time.

9.     Integration.  This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

10.   Data Privacy Consent.  In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and agents (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”).  By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate.  The Grantee shall have access to, and the right to change, the Relevant Information.  Relevant Information will only be used in accordance with applicable law.

11.   Notices.  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BEIGENE, LTD.

By:
Name:
Title:

The undersigned hereby agrees to the terms and conditions of the foregoing Agreement.  Electronic agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s signature

Name:

Grantee’s address: